    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 1997

                                                              FILE NO. 333-20661
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2
                                      TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

PENNSYLVANIA POWER & LIGHT COMPANY               PENNSYLVANIA                   23-0959590
       PP&L CAPITAL TRUST                          DELAWARE                     23-7879922
  (EXACT NAME OF REGISTRANT AS           (STATE OR OTHER JURISDICTION       (I.R.S. EMPLOYER
   SPECIFIED IN ITS CHARTER)          OF INCORPORATION OR ORGANIZATION)     IDENTIFICATION NUMBER)

                            TWO NORTH NINTH STREET
                        ALLENTOWN, PENNSYLVANIA  18101
                                 610/774-5151

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOHN R. BIGGAR
                            VICE PRESIDENT-FINANCE
                      PENNSYLVANIA POWER & LIGHT COMPANY
                            TWO NORTH NINTH STREET
                        ALLENTOWN, PENNSYLVANIA  18101
                                 610/774-5151

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
   VINCENT PAGANO, JR.                                    ROBERT B. HIDEN, JR.
SIMPSON THACHER & BARTLETT                                SULLIVAN & CROMWELL
   425 LEXINGTON AVENUE                                     125 BROAD STREET
NEW YORK, NEW YORK 10017                                NEW YORK, NEW YORK 10004
      (212) 455-2000                                          (212) 558-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                          ___________________________
     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX.[ ]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933 OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [ ]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                          ___________________________
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                               EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3 filed by Pennsylvania Power & Light Company, a Pennsylvania corporation and depositor of PP&L Capital Trust, is being filed for the sole purpose of filing Exhibit 5.3 to the above referenced Registration Statement, which was omitted from Amendment No. 1 thereto due to a technical error.

                                   SIGNATURES


       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PENNSYLVANIA POWER & LIGHT COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILLING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 27TH DAY OF MARCH, 1997.

                                     PENNSYLVANIA POWER & LIGHT COMPANY


                                     By:       /s/ William F. Hecht
                                        ---------------------------------------
                                          William F. Hecht, Chairman, President
                                               and Chief Executive Officer

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 27TH DAY OF MARCH, 1997.

                     SIGNATURE                                 TITLE
                     ---------                                 -----

            /s/ William F. Hecht                         Principal Executive
---------------------------------------------------     Officer and Director
       WILLIAM F. HECHT, CHAIRMAN, PRESIDENT
          AND CHIEF EXECUTIVE OFFICER


               /s/ R.E. Hill                             Principal Financial
---------------------------------------------------      Officer
   R.E. HILL, SENIOR VICE PRESIDENT--FINANCIAL


              /s/ J.J. McCabe                           Principal Accounting
---------------------------------------------------     Officer
   J.J. MCCABE, VICE PRESIDENT AND CONTROLLER



E. ALLEN DEAVER, NANCE K. DICCIANI, WILLIAM J.       }             Directors
 FLOOD, ELMER D. GATES, DEREK C. HATHAWAY,           }
 STUART HEYDT, CLIFFORD L. JONES, RUTH LEVENTHAL,    }
 FRANK A. LONG AND NORMAN ROBERTSON                  }



By       /s/ William F. Hecht
  -------------------------------------
   WILLIAM F. HECHT, ATTORNEY-IN-FACT

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PP&L CAPITAL TRUST CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 27TH DAY OF MARCH, 1997.

                                        PP&L CAPITAL TRUST

                                        By:  Pennsylvania Power & Light Company,
                                             as Depositor

                                        By:       /s/ William F. Hecht
                                           -------------------------------------
                                           William F. Hecht, Chairman, President
                                               and Chief Executive Officer

                      PENNSYLVANIA POWER AND LIGHT COMPANY

                                 EXHIBIT INDEX


       The following Exhibits indicated by an asterisk preceding the Exhibit number is filed herewith. The balance of the Exhibits have been filed by previous amendment.

     1.1   Proposed form of Underwriting Agreement for Preferred Securities.
     4.1 Form of Junior Subordinated Indenture between the Company and The Chase Manhattan Bank, as Debenture Trustee.
     4.2   Certificate of Trust of PP&L Capital Trust.
     4.3   Trust Agreement of PP&L Capital Trust.
     4.4   Form of Amended and Restated Trust Agreement.
     4.5   Form of Preferred Security Certificate for PP&L Capital Trust.
     4.6   Form of Guarantee Agreement.
     5.1 Opinion of Michael A. McGrail, Esq., relating to the legality of the Subordinated Debentures and the Guarantee.
     5.2 Opinion of Simpson Thacher & Bartlett, relating to the legality of the Subordinated Debentures and the Guarantee.
    *5.3 Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of PP&L Capital Trust.
     8.1 Opinion of Simpson Thacher & Bartlett, as to certain United States federal income tax matters.
    12.1   Statement re: Computation of Ratio of Earnings to Fixed Charges
    12.2 Statement re: Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.
    23.1   Consent of Price Waterhouse LLP.
    23.2   Consent of Deloitte & Touche LLP.
    23.3 Consent of Simpson Thacher & Bartlett (included in Exhibit 5.2 hereto).
    23.4 Consent of Richards, Layton & Finger, special Delaware counsel (included in Exhibit 5.3 hereto).
    23.5 Consent of Simpson Thacher & Bartlett (included in Exhibit 8.1 hereto).
    24.1   Powers of Attorney (previously filed).
    25.1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank, as Trustee under the Junior Subordinated Indenture.
    25.2 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank, as Property Trustee under the Amended and Restated Trust Agreement of PP&L Capital Trust.
    25.3 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank, as Guarantee Trustee under the Guarantee for PP&L Capital Trust.